                                                                    EXHIBIT 99.3

                   RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                            WORONOCO BANCORP, INC.


     WHEREAS, at a meeting of the Board of Directors of Woronoco Bancorp, Inc., a Delaware corporation (the "Corporation"), on October 28, 1998, the Board considered the matter of the conversion of Woronoco Savings Bank (the "Bank") from mutual to stock form (the "Conversion") and the issuance of the Corporation's common stock (the "Common Stock") as a part of that Conversion; and

     WHEREAS, the Board has determined that it would be in the best interest of the Corporation to effect said Conversion; and

     NOW, THEREFORE, the Board has determined to hereby adopt the following resolutions pursuant to Section 141 of the Delaware General Corporation Law:

                Resolutions Relating to Organizational Matters
                ----------------------------------------------

     RESOLVED, that the Certificate of Incorporation for the Corporation, as adopted by the sole incorporator of the Corporation and as presented to the Board at this meeting be and hereby is ratified, approved and adopted, and the Secretary is instructed to insert a specimen copy thereof in the Minute Book; and

     FURTHER RESOLVED, that the Bylaws for the Corporation as presented to the Board at this meeting are hereby approved and adopted as the Bylaws of the Corporation and the Secretary is instructed to insert a specimen copy thereof in the Minute Book; and

     FURTHER RESOLVED, that the Board of Directors consists of thirteen (13) directors as appointed by the sole incorporator; and

     FURTHER RESOLVED, that the persons set forth in Attachment A are elected to the offices set forth opposite their respective names, to serve at the pleasure of the Board of Directors or until their successors are elected and qualified; and

     FURTHER RESOLVED, that the President and Chief Executive Officer or his designee and the Secretary of the Corporation, presently or hereafter elected, be and hereby are, authorized and directed for and on behalf of the Corporation to sign and countersign, or to cause to be signed or countersigned by facsimile, stock certificates representing the shares of the Corporation's Common Stock, par value of $.01 per share, and the Corporation's preferred stock, par value $.01 per share; and

     FURTHER RESOLVED, that the form of stock certificate presented at this meeting be and hereby is approved and adopted, and the Secretary is instructed to insert a specimen thereof in the Minute Book; and

     FURTHER RESOLVED, that the President and Chief Executive Officer or his designee and the Corporate Secretary shall have and may exercise all the powers and duties incident to such office and set forth in the Corporation's Bylaws, and that any remaining officers shall have all the powers and duties incident to such offices and as are delegated to them from time to time or as are set forth in a description of such offices approved by the Board and inserted in the Minute Book; and

     FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to cause the Corporation to pay all costs and expenses in connection with the organization and commencement of business of the Corporation and the issuance of its capital stock; and

     FURTHER RESOLVED, that an office of the Corporation be established and maintained at 31 Court Street, Westfield, Massachusetts, and that meetings of the Board of Directors from time to time may be held either at such office or at such other office in the Commonwealth of Massachusetts or elsewhere, as the Board of Directors shall from, time to time order; and

     FURTHER RESOLVED, that the fiscal year of the Corporation shall begin on the first day of January of each year; and

     FURTHER RESOLVED, that for the purpose of authorizing the Corporation to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for the Corporation to transact business, the proper officers of the Corporation are hereby authorized to appoint or substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal if necessary or appropriate, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of any such state, territory, dependency or country to authorize the Corporation to transact business therein; and

     FURTHER RESOLVED, that the Bank is hereby designated as a depository of the funds of this Corporation and that an account be opened with said Bank to be designated: Woronoco Bancorp, Inc.; and

     FURTHER RESOLVED, that the banking resolutions required by said Bank in order to open an ordinary checking account and such other accounts as the President and Chief Executive Officer of this Corporation or his designee shall deem appropriate be, and they hereby are, adopted as the resolutions of this Board of Directors as if fully set forth herein; and that the President and Chief Executive Officer of this Corporation or his designee be, and he hereby is, authorized to designate signatories to execute checks and other documents on behalf of this Corporation with respect to such accounts; and that the officers of this Corporation be, and they hereby are, authorized and directed to execute and deliver, in the name and on behalf of this Corporation and under its corporate seal or otherwise, any and all certificates, agreements, undertakings, authorizations, and other instruments or documents as said Bank may require and as shall be necessary or appropriate to carry out the intent and accomplish the purposes of this resolution; and that copies of any banking resolutions so executed shall be inserted in the Minute Book; and

     FURTHER RESOLVED, that the authority conferred by the foregoing resolutions shall continue until revoked by the Board of Directors of this Corporation, but said Corporation shall be fully protected in acting on such authority and may conclusively assume that the person(s) from time to time certified to it, under the seal of this Corporation, are the person(s) actually occupying the aforesaid office(s) and shall not be charged with any notice of the revocation of any such authority or the removal of any such person(s) unless and until it shall have actually received a certificate, under the seal of this Corporation, setting forth such revocation or removal; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take all actions and to execute all agreements, instruments and other documents as each of such officers considers necessary or advisable to effectuate each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such action and the execution of any agreement, instrument or document conclusively to evidence the due authorization thereof by the Corporation.

                 Resolution Relating to the Plan of Conversion
                 ---------------------------------------------

     RESOLVED, that the Plan of Conversion of the Bank, as amended, with the Stock Charter and Bylaws of the Bank, including the formation of the Corporation to acquire all of the capital stock of the Bank, approved and adopted by the Board of Trustees of the Bank at a duly called meeting and considered at this meeting of the Board of Directors of the Corporation, is hereby approved and adopted.

           Resolutions Regarding Authorization of the Registration,
           --------------------------------------------------------
                     Issuance and Public Offering of up to
                     -------------------------------------
                       5,998,860 Shares of Common Stock
                       --------------------------------

     RESOLVED, that the Corporation be, and it hereby is, authorized to offer, issue and sell to the public up to 5,554,500 shares of its Common Stock, par value $.01 per share (together with up to 444,360 shares to be issued to the Foundation to be established by the Bank) (the "Shares"), which Shares, when issued, shall be fully paid and nonassessable shares of Common Stock of the Corporation, all to be upon such specific terms and conditions and pursuant to such agreements as may be approved by the Board of Directors of the Corporation; and

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to file with the Securities and Exchange Commission a registration statement (the "Registration Statement"), including any exhibits thereto and any amendments and supplements thereto or to the Prospectus contained therein, on any appropriate form authorized by the Securities and Exchange Commission, providing for the registration of the Shares under the Securities Act of 1933, as amended; and

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to file with the Securities and Exchange Commission a registration statement on Form 8-A (the "Form 8-A"), including any exhibits thereto, providing for the registration of the Corporation's classes of securities under the Securities Exchange Act of 1934, as amended; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing the directors and officers of the Corporation, or any of them to act as attorneys-in-fact for the Corporation for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement thereto, or any document deemed necessary, convenient or appropriate by any such officer in connection therewith; and

     FURTHER RESOLVED, that Cornelius D. Mahoney be, and hereby is, designated and appointed as the agent for service of the Corporation in all matters relating to any such registration statement; and

     FURTHER RESOLVED, that the Board of Directors hereby establishes a Compensation Committee of the Board of Directors, consisting of the Board members set forth in Attachment B.

     FURTHER RESOLVED, that the Board of Directors hereby establishes a Pricing Committee of the Board of Directors, consisting of the Board members set forth in Attachment C.

     FURTHER RESOLVED, that the Board of Directors hereby expressly authorizes and empowers the Pricing Committee on behalf of the Corporation to determine whether or not to proceed with the sale of the Common Stock in light of business and economic conditions existing at the time of the proposed offerings and to determine, pursuant to the terms of the Plan of Conversion: (i) the price at which the Shares shall be sold to persons who have exercised their rights to purchase shares of Common Stock pursuant to the terms of the Subscription and Direct Community Offering described in the Registration Statement, and the price at which shares of Common Stock shall be sold in the Syndicated Community Offering, if any; (ii) the exact number of shares to be sold; and (iii) any other financial terms with respect to the sale of the shares provided that such price and number of shares shall be consistent with the subscription price range established in the independent appraisal of the Common Stock to be sold; and

     FURTHER RESOLVED, that upon the consummation of the Conversion, the Corporation be, and it hereby is, authorized to, purchase from the Bank a number of shares of its common stock constituting all of the issued and outstanding common stock of said Bank, in exchange for up to 100% of the net conversion proceeds, and the proper officers of the Corporation are hereby directed to take all steps necessary to close such sale upon the consummation of such offering; and

     FURTHER RESOLVED, that the Board of Directors hereby establishes an Audit Committee of the Board of Directors consisting of the Board members set forth in Attachment D.

     FURTHER RESOLVED, that the Board of Directors hereby establishes a Nominating Committee of the Board of Directors consisting of the Board members set forth in Attachment E.

     FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolutions and to effectuate the transactions contemplated thereby.

               Resolutions Relating to the Proposed Offering and
               -------------------------------------------------
               Agency Agreement to be Entered Into in Connection
               -------------------------------------------------
                          With the Proposed Offering
                          --------------------------

     RESOLVED, that the President and Chief Executive Officer is authorized to negotiate the form and terms of the Agency Agreement between the Corporation, the Bank and Sandler O'Neill & Partners, L.P., substantially upon the same terms as the letter of intent, a copy of which is attached to these resolutions, and in connection therewith, the Board of Directors hereby authorizes the President and Chief Executive Officer or his designee to execute in their names and on behalf of the Corporation, acknowledge and deliver the Agency Agreement in such form as he shall approve; and

     FURTHER RESOLVED, that the President and Chief Executive Officer or his designee or any officer of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolution and to effectuate the transactions contemplated thereby.

                    Resolutions Regarding Authorization of
                    --------------------------------------
               Listing of up to 5,998,860 Shares of Common Stock
               -------------------------------------------------

     RESOLVED, that the Corporation may execute and deliver to The American Stock Exchange or any other stock exchange or market or any appropriate securities information processing network, any application, including any amendment or supplement thereto, for the listing of or quotation of the Shares, which Shares are to be listed on any such market or exchange from time to time upon issuance, and may appoint a listing agent or listing agents to represent the Corporation for such purpose and to execute, in the name and on behalf of the Corporation, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

     FURTHER RESOLVED, that the President and Chief Executive Officer or his designee or any officer of the Corporation be, and each of them hereby is, authorized to make such application for listing of the Shares on behalf of the Corporation, and in connection therewith, to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file such applications, agreements and other instruments as shall be necessary or appropriate to accomplish such listing and that counsel for the Corporation and any such officer be, and each of them hereby is, authorized to appear on behalf of the Corporation before the appropriate committee or body of any such market or exchange as may be required, with authority to make such changes in any such application, agreement or instrument which may be deemed necessary or appropriate by such counsel or officer of the Corporation to conform to any such market's or exchange's requirements for listing of the Shares; and

     FURTHER RESOLVED, that the President and Chief Executive Officer or his designee or any officer of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file an agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolutions and to effectuate the transactions contemplated thereby.

                  Resolution Pertaining to State Registration
                  -------------------------------------------
                              of the Common Stock
                              -------------------

     RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President and Chief Executive Officer or his designee and Corporate Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken, and further, such officers are authorized to pay any necessary or appropriate fees or expenses associated with qualifying or registering the Corporation's securities in such states.

             Resolutions Pertaining to Application for Conversion
             ----------------------------------------------------

     RESOLVED, that the Corporation hereby ratifies and approves the filing by the Bank of an Application for Conversion and any exhibits thereto and any amendment and supplements thereto with the Commissioner of Banks for the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing the directors and officers of the Corporation, or any of them to act as attorneys-in-fact for the Corporation for the purpose of executing and filing with the Commissioner of Banks for the Commonwealth of Massachusetts and Federal Deposit Insurance Corporation any such application, or any amendment or supplement thereto, or any document deemed necessary, convenient or appropriate by any such officer in connection therewith.

    Resolutions Pertaining to Savings and Loan Holding Company Applications
    -----------------------------------------------------------------------

     RESOLVED, that the Corporation be, and it hereby is, authorized to file with the Office of Thrift Supervision an application for approval to become a savings and loan holding company, including the filing of an application on the appropriate form and any exhibits thereto and any amendments and supplements thereto; and

     FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolution and to effectuate the transactions contemplated thereby.

Resolution Relating to the Issuance of Common Stock to the Charitable Foundation
--------------------------------------------------------------------------------

     RESOLVED, that the Corporation is hereby authorized to issue Common Stock of the Corporation from authorized but unissued Common Stock in an amount up to 8% of the shares sold in the public offering in connection with the Conversion to a charitable foundation sponsored by Woronoco Savings Bank, with such foundation to be established by the Bank for charitable purposes; and

     FURTHER RESOLVED, that the President and Chief Executive Officer of the Corporation and his designee(s) are authorized and directed to assist the Bank with the establishment of the foundation, including seeking the approval of the Commissioner of Banks for the Commonwealth of Massachusetts, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision to establish the foundation dedicated to the purposes described above, and to take such actions as are necessary to establish the foundation; and

     FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized to effect the issuance of such shares to the foundation, including filing with the Securities and Exchange Commission a registration statement and any exhibits or supplements thereto, providing for the registration of such shares and to make any necessary filings with the Commissioner of Banks for the Commonwealth of Massachusetts, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision.

                   Resolution Pertaining to Organization of
                   ----------------------------------------
                          Wholly-Owned Subsidiary and
                          ---------------------------
                              Loan to the Bank's
                              ------------------
                Employee Stock Ownership Plan and Related Trust
                -----------------------------------------------

     RESOLVED, that, in connection with the consummation of the Conversion, the Bank intends to establish the Woronoco Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") and, in connection therewith, the President and Chief Executive Officer or his designee is hereby authorized and empowered to take all actions and to execute all articles of organization, instruments, agreements and documents as he deems necessary or advisable to effectuate the formation of a wholly-owned subsidiary of the Corporation, formed under the laws of the Commonwealth of Massachusetts (the "Subsidiary");

     FURTHER RESOLVED, that, unless otherwise prohibited by the Federal Deposit Insurance Corporation, the Commissioner of Banks for the Commonwealth of Massachusetts or the Office of Thrift Supervision, the Corporation shall, based on the determination of the management of the Corporation: (i) loan funds directly to the ESOP; (ii) take all necessary and proper steps to enable the Subsidiary to loan funds directly to the ESOP; or (iii) take such necessary and proper steps to secure a loan to the ESOP by a third party lender, including, but not limited to, issuing a guarantee of such loan, to enable the ESOP to purchase up to 8% of the Common Stock issued in the Conversion which any such loan will be collateralized by the Common Stock purchased and, if made by the Corporation or Subsidiary, will be made under terms and conditions that are reasonable and customary for loans of such type and the President and Chief Executive Officer or his designee is hereby authorized to take all necessary steps to effectuate such loan to the ESOP.

                                 CERTIFICATION
                                 -------------

     I, Corporate Secretary of Woronoco Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the foregoing is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of said corporation held on October 28, 1998, at which meeting a quorum was at all times present and acting; that the passage of said resolutions were in all respects legal; and that said resolutions are in full force and effect.


                                    /s/ Terry J. Bennett
Date:  October 28, 1998             _____________________________
                                    Terry J. Bennett
                                    Corporate Secretary



[SEAL]

                                 ATTACHMENT A
                              EXECUTIVE OFFICERS



Cornelius D. Mahoney     President and Chief Executive Officer

Debra L. Murphy          Senior Vice President and Chief Financial Officer

Agostino J. Calheno      Senior Vice President

Terry J. Bennett         Corporate Secretary

                                 ATTACHMENT B

                            Compensation Committee
                            ----------------------

                              Francis J. Ehrhardt
                                  Asher Nesin
                             D. Jeffrey Templeton

                                 ATTACHMENT C

                               Pricing Committee
                               -----------------

                                James A. Adams
                               William G. Aiken
                                 Paul S. Allen
                              Francis J. Ehrhardt
                             Joseph M. Houser, Jr.
                               Joseph P. Keenan
                             Cornelius D. Mahoney
                                  Asher Nesin
                              Richard L. Pomeroy
                                Ann V. Schultz
                               Norman H. Storey
                             D. Jeffrey Templeton
                                 Paul Tsatsos

                                 ATTACHMENT D

                                Audit Committee
                                ---------------

                                 Paul S. Allen
                             D. Jeffrey Templeton
                                 Paul Tsatsos

                                 ATTACHMENT E

                             Nominating Committee
                             --------------------

                                James A. Adams
                                Ann V. Schultz
                               Norman H. Storey

                                                                     EXHIBIT 1.1


                                       [Sandler O'Neill letterhead appears here]


September 16, 1998



Mr. Cornelius D. Mahoney
President and Chief Executive Office
Woronoco Savings Bank
31 Court Street
Westfield, Massachusetts 01086

Dear Mr. Mahoney:

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), is pleased to act as an independent financial advisor to Woronoco Savings Bank (the "Bank") in connection with the Bank's proposed conversion from mutual to stock form (the "Conversion"), including the offer and sale of certain shares of the common stock of the proposed new holding company for the Bank (the "Holding Company") to the Bank's eligible account holders in a Subscription Offering, to members of the Bank's community in a Direct Community Offering and, under certain circumstances, to the general public in a Syndicated Community Offering (collectively, the "Offerings"). For purposes of this letter, the term "Actual Purchase Price" shall mean the price at which the shares of the Holding Company's common stock are sold in the Conversion. This letter is to confirm the terms and conditions of our engagement.


ADVISORY SERVICES
-----------------

     Sandler O'Neill will act as a consultant and advisor to the Bank and the Holding Company and will work with the Bank's management, counsel, accountants and other advisors in connection with the Conversion and the Offerings. We anticipate that our services will include the following, each as may be necessary and as the Bank may reasonably request:

     1. Consulting as to the securities marketing implications of any aspect of the Plan of Conversion or related corporate documents;

     2. Reviewing with the Board of Directors the independent appraiser's appraisal of the common stock, particularly with regard to aspects of the appraisal involving the methodology employed;

Mr. Cornelius D. Mahoney
September 16, 1998
Page 2




     3. Reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Bank and the Holding Company and their counsel);

     4. Assisting in the design and implementation of a marketing strategy for the Offerings;

     5.   Assisting in obtaining all requisite regulatory approvals;

     6. Assisting Bank management in scheduling and preparing for meetings with potential investors and broker-dealers; and

     7. Providing such other general advice and assistance as may be requested to promote the successful completion of the Conversion.


SYNDICATED COMMUNITY OFFERING
-----------------------------

     If any shares of the Holding Company's common stock remain available after the expiration of the Subscription Offering and the Direct Community Offering, at the request of the Bank and subject to the continued satisfaction of the conditions set forth in the second paragraph under the caption "Definitive Agreement" below, Sandler O'Neill will seek to form a syndicate of registered dealers to assist in the sale of such common stock in a Syndicated Community Offering on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Bank under any such selected dealers agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment, which shall not exceed 5% of the aggregate Actual Purchase Price of the shares sold under such agreements. Sandler O'Neill will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of the Bank and the requirements of the Plan of Conversion, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a selected dealer or to take or purchase any shares of the Holding Company's common stock.

Mr. Cornelius D. Mahoney
September 16, 1998
Page 3



FEES
----

     If the Conversion is consummated, the Bank agrees to pay Sandler O'Neill for its services hereunder the fees set forth below:

     1. a fee of one and one-quarter percent (1.25%) of the aggregate Actual Purchase Price of the shares of common stock sold in the Subscription Offering and in the Direct Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Holding Company or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Holding Company or the Bank or members of their immediate families; and

     2. with respect to any shares of the Holding Company's common stock sold by an NASD member firm (other than Sandler O'Neill) under any selected dealers agreement in the Syndicated Community Offering, (a) the sales commission payable to the selected dealer under such agreement, (b) any sponsoring dealer's fees, and (c) a management fee to Sandler O'Neill of one and one-

          quarter percent (1.25%). Any fees payable to Sandler O'Neill for common stock sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and one quarter percent (1.25%) of the Actual Purchase Price of such shares.

     If (i) Sandler O'Neill's engagement hereunder is terminated for any of the reasons provided for under the second paragraph of the section of this letter captioned "Definitive Agreement," or (ii) the Conversion is terminated by the Bank, no fees shall be payable by the Bank to Sandler O'Neill hereunder; however, the Bank shall reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder.

     All fees payable to Sandler O'Neill hereunder shall be payable in cash at the time of the closing of the Conversion. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to Sandler O'Neill in the aggregate amount of $50,000, $25,000 of which shall be payable upon execution of this letter and the remaining $25,000 of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable hereunder.

Mr. Cornelius D. Mahoney
September 16, 1998
Page 4


COSTS AND EXPENSES
------------------

     In addition to any fees that may be payable to Sandler O'Neill hereunder and the expenses to be borne by the Bank pursuant to the following paragraph, the Bank agrees to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of-pocket expenses (to a maximum of $50,000) incurred in connection with its engagement hereunder, regardless of whether the Conversion is consummated, including, without limitation, legal fees, advertising, promotional, syndication, and travel expenses; provided, however,
                                                            --------  -------
that Sandler O'Neill shall document such expenses to the reasonable satisfaction of the Bank. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

     As is customary, the Bank will bear all other expenses incurred in connection with the Conversion and the Offerings, including, without limitation,
(i) the cost of obtaining all securities and bank regulatory approvals, including any required NASD filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the shares in the various states; (iv) listing fees; and (v) all fees and disbursements of the Bank's and the Holding Company's counsel, accountants, conversion agent and other advisors. In the event Sandler O'Neill incurs any such fees and expenses on behalf of the Bank or the Holding Company, the Bank will reimburse Sandler O'Neill for such fees and expenses whether or not the Conversion is consummated; provided,
                                                                --------
however, that Sandler O'Neill shall not incur any substantial expenses on behalf
-------
of the Bank or the Holding Company pursuant to this paragraph without the prior approval of the Bank.


POST-CONVERSION GENERAL ADVISORY SERVICES
-----------------------------------------

     If the Conversion is consummated, Sandler O'Neill agrees to act as an independent financial advisor to the Holding Company and its subsidiaries in connection with the Holding Company's general strategic planning ("General Advisory Services"). In connection with such General Advisory Services, we would expect to work with the Holding Company's management, its counsel, accountants and other advisors to assess the Holding Company's strategic alternatives and help implement a tactical plan to enhance the value of the Holding Company. We anticipate that our activities would include, as appropriate, those activities outlined in Exhibit A hereto. Sandler O'Neill shall provide such services at the Holding Company's request for a period of one year following the completion of the Conversion. The Holding Company shall not be required to pay any additional fees to Sandler O'Neill in connection with such services rendered during such

Mr. Cornelius D. Mahoney
September 16, 1998
Page 5

year; provided, however, that the Holding Company shall reimburse Sandler
      --------  -------
O'Neill for its reasonable out-of-pocket expenses incurred in connection with providing such services. Thereafter, if both parties wish to continue the relationship, the parties will enter into a separate advisory services agreement on terms and conditions to be negotiated at such time. Notwithstanding the above the Bank and Holding Company are under no obligation to receive or request such services.


DUE DILIGENCE REVIEW
--------------------

     Sandler O'Neill's obligation to perform the services contemplated by this letter shall be subject to the satisfactory completion of such investigation and inquiries relating to the Bank and the Holding Company, and their respective directors, officers, agents and employees, as Sandler O'Neill and its counsel in their sole discretion may deem appropriate under the circumstances. In this regard, the Bank agrees that, at its expense, it will make available to Sandler O'Neill all information which Sandler O'Neill requests, and will allow Sandler O'Neill the opportunity to discuss with the Bank's and the Holding Company's management the financial condition, business and operations of the Bank and the Holding Company. The Bank and the Holding Company acknowledge that Sandler O'Neill will rely upon the accuracy and completeness of all information received from the Bank and the Holding Company and their directors, trustees, officers, employees, agents, independent accountants and counsel.


BLUE SKY MATTERS
----------------

     The Bank agrees that if Sandler O'Neill's counsel does not serve as counsel with respect to blue sky matters in connection with the Offerings, the Bank will cause the counsel performing such services to prepare a Blue Sky Memorandum related to the Offerings including Sandler O'Neill's participation therein and shall furnish Sandler O'Neill a copy thereof addressed to Sandler O'Neill or upon which such counsel shall state Sandler O'Neill may rely.


CONFIDENTIALITY
---------------

     Other than disclosure to other firms made part of any syndicate of selected dealers or as required by law or regulation, Sandler O'Neill agrees that it will not disclose any Confidential Information relating to the Bank obtained in connection with its engagement hereunder (whether

Mr. Cornelius D. Mahoney
September 16, 1998
Page 6

or not the Conversion is consummated). As used in this paragraph, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Sandler O'Neill, (ii) was available to Sandler O'Neill on a non-confidential basis prior to its disclosure to Sandler O'Neill by the Bank, or (iii) becomes available to Sandler O'Neill on a non-confidential basis from a person other than the Bank who is not otherwise known to Sandler O'Neill to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation.


INDEMNIFICATION
---------------

     Since Sandler O'Neill will be acting on behalf of the Bank and the Holding Company in connection with the Conversion, the Holding Company and the Bank agree to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or
Section 20 of the Securities Exchange Act (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the Conversion or the engagement of Sandler O'Neill pursuant to, or the performance by Sandler O'Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party; provided, however,
                                                             --------  -------
that the Bank and the Holding Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (i) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any proxy statement or prospectus (preliminary or final), or any amendment or supplement thereto, or any of the applications, notices, filings or documents related thereto made in reliance on and in conformity with written information furnished to the Bank by Sandler O'Neill expressly for use therein, or (ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of Sandler O'Neill. If the foregoing indemnification is unavailable for any reason, the Bank and the Holding Company agree to contribute to such losses, claims, damages, liabilities and expenses in the proportion that its financial interest in the Conversion bears to that of Sandler O'Neill.

Mr. Cornelius D. Mahoney
September 16, 1998
Page 7

DEFINITIVE AGREEMENT
--------------------

     Sandler O'Neill and the Bank agree that (a) except as set forth in clause
(b), the foregoing represents the general intention of the Bank and Sandler O'Neill with respect to the services to be provided by Sandler O'Neill in connection with the Offerings, which will serve as a basis for Sandler O'Neill commencing activities, and (b) the only legal and binding obligations of the Bank, the Holding Company and Sandler O'Neill with respect to the subject matter hereof shall be (1) the Bank's obligation to reimburse costs and expenses pursuant to the section captioned "Costs and Expenses," (2) those set forth under the captions "Confidentiality" and "Indemnification," and (3) as set forth in a duly negotiated and executed definitive Agency Agreement to be entered into prior to the commencement of the Subscription Offering relating to the services of Sandler O'Neill in connection with the Offerings. Such Agency Agreement shall be in form and content satisfactory to Sandler O'Neill, the Bank and the Holding Company and their respective counsel and shall contain standard indemnification provisions consistent herewith.

     Sandler O'Neill's execution of such Agency Agreement shall also be subject to (i) Sandler O'Neill's satisfaction with its investigation of the Bank's business, financial condition and results of operations, (ii) preparation of offering materials that are satisfactory to Sandler O'Neill and its counsel,
(iii) compliance with all relevant legal and regulatory requirements to the reasonable satisfaction of Sandler O'Neill's counsel, (iv) agreement that the price established by the independent appraiser is reasonable and (v) market conditions at the time of the proposed offering. Sandler O'Neill may terminate this agreement if such Agency Agreement is not entered into prior to December 31, 1999.


ELIMINATION OF HOLDING COMPANY
------------------------------

If the Board of Directors of the Bank, for any reason, elects not to proceed with the formation of the Holding Company but determines to proceed with the Conversion and substitute the common stock of the Bank for the common stock of the Holding Company, all of the provisions of this letter relating to the common stock of the Holding Company will be deemed to pertain to the common stock of the Bank on the same terms and conditions that such provisions pertain to the common stock of the Holding Company and all of the references in this letter to the Holding Company shall be deemed to refer to the Bank or shall have no effect, as the context of the reference requires.

Mr. Cornelius D. Mahoney
September 16, 1998
Page 8


     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                              Very truly yours,

                              Sandler O'Neill & Partners, L.P.
                              By: Sandler O'Neill & Partners Corp.,
                                  the sole general partner



                              By: /s/ Mark B. Cohen
                                  --------------------------------
                                  Mark B. Cohen
                                  Vice President


Accepted and agreed to as of
the date first above written:

Woronoco Savings Bank



By:  /s/ Mr. Cornelius D. Mahoney
     --------------------------------
     Mr. Cornelius D. Mahoney
     President and Chief Executive Officer


cc:  Douglas P. Faucette, Esq.
     Muldoon, Murphy & Faucette

EXHIBIT A


GENERAL ADVISORY SERVICES
--------------------------------------------------------------------------------


1. A review and analysis of the Holding Company's current business and financial characteristic, including its operating strategies, balance sheet composition, historical operating performance, branch structure and market share, and the Holding Company's competitive position relative to selected peer groups;

2. Creation of a base case financial model to serve as a benchmark for analyzing alternative strategies and market environments;

3. An analysis of the impact on the franchise value of altering the Holding Company's dividend policy, implementing a stock repurchase program, or changing the asset mix or other operating activities;

4. An analysis of the Holding Company's acquisition resources, objectives and capacity to compete for acquisition opportunities;

5. A summary of recent merger and acquisition trends in the financial services industry, including tactics employed by others and typical terms and values involved;

6. A review of other strategic alternatives which could provide long-term benefits and enhanced value to the Holding Company;

7. A review of the Holding Company's advance defensive preparation plans, including a comprehensive financial valuation and an analysis of stock ownership and trading activities;

8. A review with the Board of Directors of the Holding Company of Sandler O'Neill's findings, with periodic updates as may be requested;

9. Ongoing general advice and counsel to management and the Board of Directors of the Holding Company with respect to strategic and tactical issues; and

10. Rendering such other financial advisory and investment banking services as may from time to time be agreed upon by Sandler O'Neill and the Holding Company.

         [LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P. APPEARS HERE]



                                                                 SANDLER O'NEILL


September 8, 1998



Mr. Cornelius D. Mahoney
President and Chief Executive Office
Woronoco Savings Bank
31 Court Street
Westfield, Massachusetts 01086

Dear Mr. Mahoney:

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), is pleased to act as conversion agent to Woronoco Savings Bank (the "Bank") in connection with the Bank's proposed conversion from mutual to stock form (the "Conversion"). This letter is to confirm the terms and conditions of our engagement.


SERVICES AND FEES
-----------------

     In our role as Conversion Agent, we anticipate that our services will include the services outlined below, each as may be necessary and as the Bank may reasonably request:

     I.   Consolidation of Accounts and Development of a Central File

     II.  Preparation of Order and/or Request Forms

     III. Organization and Supervision of the Conversion Center

     IV.  Subscription Services


Each of these services is further described in Appendix A to this agreement.

Mr. Cornelius D. Mahoney
September 8, 1998
Page 2                                                           SANDLER O'NEILL


     For its services hereunder, the Bank agrees to pay Sandler O'Neill a fee of $20,000. This fee is based upon a total number of unconsolidated accounts of approximately 47,000. No change in fees will occur as long as the variance in the number of accounts does not exceed 5%. In the event the actual number of accounts exceeds the number specified above by more than 5%, the fee will be proportionately increased.

     The fee set forth above is based upon the requirements of current regulations and the Plan of Conversion as currently contemplated. Any unusual or additional items or duplication of service required as a result of a material change in the regulations or the Plan of Conversion or a material delay or other similar events may result in extra charges which will be covered in a separate agreement if and when they occur.

     All fees under this agreement shall be payable in cash, as follows: (a) $5,000 payable upon execution of this agreement by the Bank, which shall be non-refundable; and (b) the balance upon the completion of the Conversion.


COSTS AND EXPENSES
------------------

     In addition to any fees that may be payable to Sandler O'Neill hereunder, the Bank agrees to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder regardless of whether the Conversion is consummated, including, without limitation, travel, lodging, food, telephone, postage, listings, forms and other similar expenses; provided, however, that Sandler
                                            --------  -------
O'Neill shall document such expenses to the reasonable satisfaction of the Bank. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this agreement.

     In addition, all taxes however designated, arising from or based upon this agreement or the payments made to Sandler O'Neill pursuant hereto, including, but not limited to, any applicable sales, use, excise and similar taxes, shall be paid by the Bank as the same become due, and the Bank shall, upon request by Sandler O'Neill, pay the same either to Sandler O'Neill or to the appropriate taxing authority at any time during, or after the termination of, this Agreement; provided, however, that the Bank shall not be responsible for the payment of any state, federal, or local franchise or income taxes based upon the net income of Sandler O'Neill.

Mr. Cornelius D. Mahoney
September 8, 1998
Page 3                                                           SANDLER O'NEILL


RELIANCE ON INFORMATION PROVIDED
--------------------------------

     The Bank will provide Sandler O'Neill with such information as Sandler O'Neill may reasonably require to carry out its duties. The Bank recognizes and confirms that Sandler O'Neill (a) will use and rely on such information in performing the services contemplated by this agreement without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the information. The Bank will also inform Sandler O'Neill within a reasonable period of time of any changes in the Plan which require changes in Sandler O'Neill's services. If a substantial expense results from any such change, the parties shall negotiate an equitable adjustment in the fee.


LIMITATIONS
-----------

     Sandler O'Neill, as Conversion Agent hereunder, (a) shall have no duties or obligations other than those specifically set forth herein; (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any order form or any stock certificates or the shares represented thereby, and will not be required to and will make no representations as to the validity, value or genuineness of the offer; (c) shall not be liable to any person, firm or corporation including the Bank by reason of any error of judgment or for any act done by it in good faith, or for any mistake of law or fact in connection with agreement and the performance hereof unless caused by or arising out of its own bad faith or gross negligence; (d) will not be obliged to take any legal action hereunder which might in its judgment involve any expense or liability, unless it shall have been furnished with reasonable indemnity satisfactory to it; and (e) may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telex, telegram, or other document or security delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties.

Mr. Cornelius D. Mahoney
September 8, 1998
Page 4                                                           SANDLER O'NEILL


INDEMNIFICATION
---------------

     The Bank agrees to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the engagement of Sandler O'Neill pursuant to, and the performance by Sandler O'Neill of the services contemplated by this letter, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Bank will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from Sandler O'Neill's bad faith or gross negligence.


MISCELLANEOUS
-------------

     The following addresses shall be sufficient for written notices to each other:

        If to you:  Woronoco Savings Bank
                    31 Court Street
                    Westfield, Massachusetts 01086

                    Attention:      Cornelius D. Mahoney

        If to us:   Sandler O'Neill & Partners, L.P.
                    747 Middle Neck Road
                    Great Neck, New York  11024

                    Attention:      Mark B. Cohen

     The Agreement and appendix hereto constitute the entire Agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties. This Agreement is governed by the laws of the State of New York.

Mr. Cornelius D. Mahoney
September 8, 1998
Page 5                                                           SANDLER O'NEILL


     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                                    Very truly yours,

                                    Sandler O'Neill & Partners, L.P.
                                    By:  Sandler O'Neill & Partners Corp.,
                                            the sole general partner



                                    By: /s/ Mark B. Cohen
                                        --------------------------------
                                        Mark B. Cohen
                                        Vice President


Accepted and agreed to as of
the date first above written:

Woronoco Savings Bank



By: /s/ Cornelius D. Mahoney
    -------------------------------------
    Cornelius D. Mahoney
    President and Chief Executive Officer


cc: Douglas P. Faucette, Esq.
    Muldoon, Murphy & Faucette

                                  APPENDIX A
                                  ----------

                     OUTLINE OF CONVERSION AGENT SERVICES
                     ------------------------------------


I.      Consolidation of Accounts

        1.  Consolidate files in accordance with regulatory guidelines.
        2. Accounts from various files are all linked together. The resulting central file can then be maintained on a regular basis.
        3.  Our EDP format will be provided to your data processing people.

II.     Order Form/Request Card Preparation

III.    Organization and Supervision of Conversion Center

        1. Advising on and supervising the physical organization of the Conversion Center, including materials requirements.
        2. Assist in the training of all Bank personnel who will be staffing the conversion center.
        3.  Establish reporting procedures.
        4. On-site supervision of the Conversion Center during the offering period.

IV.     Subscription Services

        1.  Produce list of depositors by state (Blue Sky report).
        2.  Production of subscription rights and research books.
        3.  Stock order form processing.
        4.  Acknowledgement letter to confirm receipt of stock order.
        5.  Daily reports and analysis.
        6. Proration calculation and share allocation in the event of an oversubscription.
        7.  Produce charter shareholder list.
        8.  Interface with Transfer Agent for Stock Certificate issuance.
        9.  Refund and interest calculations.
        10. Confirmation letter to confirm purchase of stock.
        11. Notification of full/partial rejection of orders.
        12. Production of 1099/Debit tape.

                                      A-1